Calculation of Filing Fee Tables
S-8
Lyell Immunopharma, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Registrant's 2021 Equity Incentive Plan	Other	1,062,567	$ 22.19	$ 23,578,361.73	0.0001381	$ 3,256.18
2	Equity	Common Stock, $0.0001 par value per share, reserved for future issuance pursuant to the Registrant's 2021 Employee Stock Purchase Plan	Other	212,513	$ 18.87	$ 4,010,120.31	0.0001381	$ 553.80
Total Offering Amounts:						$ 27,588,482.04		$ 3,809.98
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,809.98
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share ("Common Stock") of Lyell Immunopharma, Inc. (the "Registrant") that become issuable under the Registrant's 2021 Equity Incentive Plan (the "2021 Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's Common Stock, as applicable. The "Amount Registered" represents shares of Common Stock that were added to the shares reserved for future issuance under the 2021 Plan on January 1, 2026, pursuant to an evergreen provision contained in the 2021 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year for a period of 10 years, beginning on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to five percent (5%) of the total number of shares of the Registrant's Common Stock outstanding on December 31 of the preceding calendar year; provided, however, that the Company's board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to clauses (a) and (b). The "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" are estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $22.19 per share, which is the average of the high and low selling prices per share of the Registrant's Common Stock (rounded to the nearest cent) on March 6, 2026 as reported on The Nasdaq Global Select Market.

[2]	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issuable under the Registrant's 2021 Employee Stock Purchase Plan (the "2021 ESPP") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's Common Stock, as applicable. The "Amount Registered" represents shares of Common Stock that were added to the shares reserved for future issuance under the 2021 ESPP on January 1, 2026, pursuant to an evergreen provision contained in the 2021 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2021 ESPP will automatically increase on January 1 of each year for a period of 10 years, beginning on January 1, 2024 and ending on (and including) January 1, 2031, by the lesser of (a) one percent (1%) of the total number of shares of the Registrant's Common Stock outstanding on December 31 of the preceding calendar year and (b) 247,000 shares, provided, however, that the Company's board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to clauses (a) and (b). The "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" are estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $18.87 per share, which is the average of the high and low selling prices per share of the Registrant's Common Stock (rounded to the nearest cent) on March 6, 2026 as reported on The Nasdaq Global Select Market multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2021 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A